UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 25, 2010

CHINA ORGANIC AGRICULTURE, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-52430	20-3505071
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Dalian City, Zhongshan District, Youhao Road
Manhattan Building #1, Suite # 1511
Dalian City, Liaoning Province, P.R. China
(Address of principal executive offices)

(707) 709-2321
(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations or Financial Conditions

      On May 24, 2010, the Registrant issued a press release reporting on its results of operations for the three months ending March 31, 2010 and its financial condition as of March 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

      On May 24, 2010, the Registrant issued a press release reporting on its results of operations for the three months ending March 31, 2010 and its financial condition as of March 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

      The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Exhibits.
99.1	Press Release: China Organic Agriculture First Quarter 2010 Financial Results. Company Reports $32 Million Revenue, $3 Million Net Income. EPS is $0.04 for First Quarter 2010.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ORGANIC AGRICULTURE, INC.

Dated: May 25, 2010	By:	/s/ Jinsong Li
Jinsong Li
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

99.1	Press Release: China Organic Agriculture First Quarter 2010 Financial Results. Company Reports $32 Million Revenue, $3 Million Net Income. EPS is $0.04 for First Quarter 2010.